    As filed with the Securities and Exchange Commission on February 20, 1996.

                                                           Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                     -------

                            THE FORSCHNER GROUP, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                   13-2797726
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               One Research Drive
                           Shelton, Connecticut 06484
                                 (203) 929-6391
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               J. Merrick Taggart
                            The Forschner Group, Inc.
                               One Research Drive
                           Shelton, Connecticut 06484
                                 (203) 929-6391
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                                   Copies to:
                            Herbert M. Friedman, Esq.
                        Zimet, Haines, Friedman & Kaplan
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 486-1700
                                   -------

    Approximate date of commencement of proposed sale to the public: On such date as the Registering Stockholders shall elect to commence sales to the public following the effective date of this registration statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                             Proposed maximum
                                         Amount to be  Proposed maximum offering price  aggregate offering price of
Title of each class of securities to be   registered     per unit of securities to be        securities to be           Amount of
registered                                                     registered(1)                  registered(1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share      71,768                 $12.00                          $861,216                 $297
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the highest and lowest sale prices of the Common Stock on February 15, 1996.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                  71,768 Shares

                            THE FORSCHNER GROUP, INC.

                                  Common Stock
                           (Par Value $.10 Per Share)



          This Prospectus relates to up to 71,768 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of The Forschner Group, Inc. (the "Company" or "Forschner"). The Shares may be offered for sale by certain stockholders of the Company (the "Registering Stockholders"). See "Registering Stockholders." The Company will not receive any of the proceeds from the sale of the Shares.

          The Shares may be offered by the Registering Stockholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.
See "Registering Stockholders" and "Plan of Distribution".

          The Registering Stockholders have agreed to bear all out-of-pocket expenses (other than selling discounts and commissions) in connection with the registration of all of the Shares which may be offered by this Registration Statement, estimated to be approximately $9,000. The Registering Stockholders have agreed to indemnify the Company, and the Company has agreed to indemnify the Registering Stockholders, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         THE SECURITIES WHICH MAY BE OFFERED HEREBY ARE SUBJECT TO CERTAIN RISKS WHICH SHOULD BE CAREFULLY CONSIDERED BY POTENTIAL INVESTORS. SEE "RISK FACTORS".

          The Common Stock is listed on NASDAQ's National Market System under the symbol FSNR. The last reported sale price per share of the Common Stock on NASDAQ on February 15, 1996 was $12.00.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
                 THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.
                                  -------

                The date of this Prospectus is February 20, 1996.

          No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction where such offer would be unlawful.

                       DOCUMENTS INCORPORATED BY REFERENCE


          The Company hereby incorporates by reference into this Prospectus the following documents filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1994, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 1995, filed pursuant to Section 13 or 15(d) of the Exchange Act;

          (c) The Company's Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 1995, filed pursuant to Section 13 or 15(d) of the Exchange Act;

          (d) The Company's Quarterly Report on Form 10-Q for the Fiscal Quarter ended September 30, 1995, filed pursuant to Section 13 or 15(d) of the Exchange Act;

          (e) The Company's Proxy Statement dated May 15, 1995, filed pursuant to Section 14 of the Exchange Act;

          (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 12, 1984, filed pursuant to Section 12(g) of the Exchange Act; and

          (g) All other reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1993.

          All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities which may be offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner of any of the Common Stock, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus, except that exhibits to such document shall not be provided unless they are specifically incorporated by reference into such documents. Requests for such copies of any document should be directed to Mr. Thomas M. Lupinski, Senior Vice President, The Forschner Group, Inc., One Research Drive, Shelton, Connecticut 06484, telephone number (203) 929-6391.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                               PROSPECTUS SUMMARY

The Company

          The Company is the exclusive distributor in the United States, Canada and the Caribbean of the Victorinox'r' Original Swiss Army Knife, Victorinox'r' cutlery and Victorinox'r' watches. The Company also markets its own line of Swiss Army'r' Brand Watches and other high quality Swiss made products under its Swiss Army Brand. The Company has been marketing Victorinox Original Swiss Army Knives and Victorinox cutlery for over fifty years and has been the exclusive United States distributor of such products since 1972, an arrangement that was formalized in 1983. The Company added Canada and the Caribbean to its exclusive territory for Victorinox Original Swiss Army Knives in 1992 and 1993, respectively. Victorinox Original Swiss Army Knives as well as Swiss Army'r' Brand Watches and other Swiss Army Brand products are marketed primarily to retailers and also to corporate gift buyers as advertising specialty products. The Company's cutlery line, which also includes imported products from Germany, England and Brazil, is sold primarily to the meat packing and food service industries. The Company's wholly-owned subsidiary, Cuisine de France Limited, imports and distributes high quality French made consumer cutlery under the Cuisine de France'r' Sabatier'r' brand.

          The Company's principal executive office is located at One Research Drive, Shelton, Connecticut 06484, telephone number (203) 929-6391.


The Offering

          Number of Shares Registered by
           the Registering Stockholders                     71,768

          Shares Outstanding Prior to
            the Sale of any Shares
            Registered Pursuant Hereto                   8,186,610

          Shares Outstanding After
            the Sale of Shares Registered
            Pursuant Hereto, Assuming Sale
            of All Shares Being Registered               8,186,610

          NASDAQ Symbol                                       FSNR


                                  RISK FACTORS

          Prospective   investors  should  give  careful  consideration  to  the
following factors, among others, in analyzing this offering:

          1. Dependence on Certain Suppliers. The Company does not have any manufacturing facilities and imports virtually all of its products from independent suppliers. The Company's business is subject to certain risks related to its arrangements with its foreign suppliers, including possible restrictions on transfer of funds, the risk of imposition of quotas on the amount of products which may be imported into the United States (although no quota currently exists), maritime union strikes and political instability. Although the Company has a United States exclusive distributorship agreement with Victorinox Cutlery Company ("Victorinox"), its principal supplier, it does not have such contractual arrangements with its other suppliers. The agreement with Victorinox provides for certain minimum annual purchases of products by the Company, and failure to achieve these goals would result in Victorinox having the right to terminate the agreement. Such a termination would have a material adverse effect upon the Company's operations. The agreement also provides that the Company will not add non-Victorinox items to its line of cutlery products without the prior agreement of Victorinox. Although the Company has a contractual right to receive minimum quantities of Swiss Army Knives from Victorinox, were this source of supply to fail for any reason the Company would probably be unable to find an alternative source. Any substantial disruption of the Company's relationships with its foreign suppliers would have a material adverse effect on its operations and results. Virtually all of the Company's imported products are subject to United States custom duties.

          2. Foreign Currency Risks. A substantial majority of the Company's products are imported from Switzerland and paid for in Swiss francs. Increases in the value of the Swiss franc against the dollar may therefore increase the cost of the Company's products, which might necessitate increases in prices or, if the Company finds such increases to be undesirable, could result in reductions in gross margins, in either case with possible material adverse effects on the Company's operations and results. Thus, the Company's competitive position and future results of operations could be adversely affected if the dollar significantly decreased in value relative to the Swiss franc. The Company enters into foreign currency futures contracts and options to reduce the impact of fluctuations of the Swiss franc against the dollar. However, such hedging cannot eliminate the long term adverse impact on the Company's competitive position and results of operations that would result from a sustained decrease in value of the dollar relative to the Swiss franc. Historically, the Company has hedged substantially less than its annual requirements for Swiss francs. No assurances can be given that the Company will continue to engage in such hedging transactions or concerning the extent to which such hedging transactions will reduce the effect of adverse currency fluctuations. Such transactions would reduce the beneficial effects to the Company of any increases in the value of the dollar relative to the Swiss franc.

          3. Trademarks. Although the Company has been selling Swiss Army Knives for over fifty years, it does not have the exclusive right to use the words "Swiss Army" on one of its principal products, pocket knives, and may, therefore, be in a less secure competitive position than if it possessed such exclusive rights.

          4. Discretionary Purchases. The Company imports for resale a limited number of products and hence adverse changes in the market for such products in the United States could have a material adverse effect on its operations and results. A significant majority of the Company's products are purchased by consumers on a discretionary basis. The sales of these products are thus susceptible to adverse economic conditions.

          5. Introduction of New Products. The Company has been importing and distributing Swiss Army Brand Watches for over five years and Swiss Army Brand sunglasses for over four years, and may develop other new products for possible importation and distribution under the Swiss Army Brand. The Company has limited experience in marketing new products and there can be no assurance that such products ultimately will be successful.

          6. Competition. The Company faces competition from the United States distributor of the only other Company supplying pocket knives to the Swiss armed forces. In addition, despite its exclusive distributorship agreement, the Company does not have a legal right to prevent the importation of Victorinox's products purchased from third parties outside the United States. In respect of substantially all of the Company's other products, it faces competition from a large number of suppliers, many of which have market shares and resources substantially greater than those of the Company.

          7. Shares Eligible for Future Sale. Future sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. Certain employees, officers and directors and former directors of the Company hold options to purchase shares of Common Stock which, in some cases, may be sold in the public market once acquired. The single largest stockholder of the Company owns 2,522,222 shares of Common Stock which may be sold in the public market and holds options to purchase an additional 650,000 shares of Common Stock. No prediction can be made as to the effect, if any, that sales of shares of

Common Stock or even the availability of such shares for sale will have on the market prices for the Common Stock prevailing from time to time.

          8. Dilution. The Company may issue additional shares of Common Stock in the future in consideration of the acquisition of rights or the acquisition of other entities. Such issuances may result in the Company's shareholders experiencing dilution in net book value per share.

                                 USE OF PROCEEDS

          All of the Shares which may be sold pursuant to this Prospectus will be sold by the Registering Stockholders for their own accounts. None of the proceeds of this offering will be received by the Company.


                            REGISTERING STOCKHOLDERS

          The name of the Registering Stockholders, the number of shares of the Company's Common Stock owned beneficially by each Registering Stockholder as of the date of this Prospectus, the number of shares of the Company's Common Stock which may be offered by each Registering Stockholder pursuant to this Prospectus, and the amount and percentage of shares of Common Stock to be owned by each Registering Stockholder assuming the sale of all the Shares are as follows:

                                                          Shares to be Owned After Sale of
                                                            Shares Registered Hereby
                                                            ------------------------
                                Shares
                             Beneficially   Shares Being                Percent of
         Name                    Owned       Registered       Amount    Outstanding
         ----                    -----       ----------       ------    -----------
 Victorinox - Swiss Army        56,604        56,604           -0-         -0-
   Knife Foundation

   James W. Kennedy             69,179(1)     15,164         54,015(1)       *

___________________
*  Less than 1%.

(1) Includes 50,000 shares of Common Stock issuable upon exercise of options held by Mr. Kennedy.


                               RECENT DEVELOPMENTS

     On December 13, 1995, Mr. J. Merrick Taggart was elected President of the Company. Mr. Taggart, 45, was President of Duofold, Inc., a sports apparel company, and Pringle of Scotland, U.S.A. for the last three years. Prior to that, Mr. Taggart was Senior Vice President of Product Development for the Timberland Company.

     Also on December 13, 1995, Mr. James W. Kennedy resigned as Co-Chairman and Co-Chief Executive Officer of the Company. Mr. M. Leo Hart resigned as Co-Chairman and Co-Chief Executive Officer effective January 1, 1996. Mr. Hart announced that he shall become the Chief Executive Officer of Brae Group, Inc., which is the beneficial owner of approximately 34.5% of the outstanding common stock of the Company. Both Mr. Kennedy and Mr. Hart will remain on the Board of Directors of the Company.

                              PLAN OF DISTRIBUTION

          The Shares are being registered in order to facilitate their sale from time to time by the Registering Stockholders should the Registering Stockholders determine to make such sale. The Company is unable to predict whether or when the Registering Stockholders will determine to proceed with sales of the Shares, as such determination will be made by the Registering Stockholders. The sale of the Shares by the Registering Stockholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Registering Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Registering Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          The Registering Stockholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

          The Registering Stockholders are paying the out-of-pocket expenses of registering the Shares under the Securities Act. The Company has agreed to keep the registration statement covering the Shares current for a period of 60 months or until such earlier time as all of the Shares registered hereby have been sold or the Registering Stockholders have agreed to terminate the offering of the remaining Shares. If the Company is required to update this Prospectus during such period, the Registering Stockholders may incur additional expenses.

          The Company and the Registering Stockholders have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act.


                                     EXPERTS

          The financial statements and schedules included in the Company's Annual Report on Form 10-K incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

          The validity of the Shares has been passed upon by Zimet, Haines, Friedman & Kaplan, 460 Park Avenue, New York, New York 10022. Herbert M. Friedman, Esq., a member of that firm, is a director of the Company.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

         Registration fee............................................... $  297
         Accounting fees and expenses...................................  1,200
         Legal fees and expenses........................................  6,500
         Printing expenses..............................................    500
         Miscellaneous..................................................    503

            Total                                                        $9,000
                                                                         ======

___________________
     * All of the expenses listed are estimated except for the registration fee and all expenses are payable by the Registering Stockholder.


Item 15. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation, with the approval of its stockholders, to include within its Certificate of Incorporation a provision eliminating or limiting the personal liability of its directors to that corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

         The Company's Certificate of Incorporation (the "Certificate of Incorporation") includes an Article which allows the Company to take advantage of Section 102(b)(7) of the Delaware General Corporation Law. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the Delaware General Corporation Law, of directors and officers of the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person may become involved by reason of the fact that he or she is or was serving as a director or officer of the Company. The Certificate of Incorporation also provides that upon the specific authorization of the Board of Directors, the Company may indemnify, in the same manner, any of its employees or agents or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity.

         The Company's By-laws contain provisions concerning the indemnification of officers and directors which are substantially identical to those contained in the Certificate of Incorporation. Additionally, the Company has entered into an agreement with certain of its directors and officers providing contractual indemnification to such persons under substantially the same terms as those contained in the Certificate of Incorporation.

         The Company and the Registering Stockholders have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act of 1933.

Item 16. Exhibits.

Exhibit                               Description
-------                               -----------
  1          Not Applicable

  2          Not Applicable

  4          Instruments defining the rights of securityholders, including indentures:

             (A)   Articles  of  Incorporation,   as  amended,  filed  as
                   Exhibit 3(A) to the Registrant's Annual Report on Form
                   10-K for the fiscal year ended  December 31, 1993, and
                   which Exhibit is incorporated herein by reference.

            (B)   By-Laws,  filed as  Exhibit  3(b) to the  Registrant's
                  Annual  Report on Form 10-K for the fiscal  year ended
                  December 31, 1992, and which Exhibit is incorporated herein by reference.

 5.1        Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith

 8          Not Applicable

 12         Not Applicable

 15         Not Applicable

 23.1       Consent of Arthur Andersen LLP, filed herewith

 23.2 Consent of Zimet, Haines, Friedman & Kaplan (included in the opinion filed as Exhibit No. 5)

 24.1       Power of Attorney (see page II-4 of this Registration Statement)

 25         Not Applicable

 26         Not Applicable

 27         Not Applicable

 28         Not Applicable

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made hereunder, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton in the State of Connecticut on February 16, 1996.

                                          THE FORSCHNER GROUP, INC.



                                          By /s/ J. Merrick Taggart
                                             -----------------------------
                                             J. Merrick Taggart
                                             President


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Merrick Taggart, Thomas D. Cunningham and Thomas M. Lupinski his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                            Title                                         Date
---------                                            -----                                         ----
/s/ A. Clinton Allen                                 Director                                      February 16, 1996
-----------------------------------
A. Clinton Allen


/s/ Thomas A. Barron                                 Director                                      February 16, 1996
-----------------------------------
Thomas A. Barron


/s/ Thomas D. Cunningham                             Executive Vice President -                    February 16, 1996
-----------------------------------                  Finance, Chief Financial
Thomas D. Cunningham                                 Officer and Director


/s/ Vincent D. Farrell, Jr.                          Director                                      February 16, 1996
-----------------------------------
Vincent D. Farrell, Jr.



Signature                                            Title                                         Date
---------                                            -----                                         ----

/s/ Herbert M. Friedman                              Director                                      February 16, 1996
-----------------------------------
Herbert M. Friedman


-----------------------------------                  Director
Peter W. Gilson


/s/ M. Leo Hart                                      Director                                      February 16, 1996
-----------------------------------
M. Leo Hart


/s/ James W. Kennedy                                 Director                                      February 16, 1996
-----------------------------------
James W. Kennedy


/s/ Keith R. Lively                                  Director                                      February 16, 1996
-----------------------------------
Keith Lively


/s/ Thomas M. Lupinski                               Senior Vice President                         February 16, 1996
-----------------------------------                  and Controller
Thomas M. Lupinski                                   (principal accounting officer)


                                                     Director
-----------------------------------
Lindsay Marx


/s/ Louis Marx, Jr.                                  Director                                      February 16, 1996
-----------------------------------
Louis Marx, Jr.


/s/ Stanley G. Mortimer III                          Director                                      February 16, 1996
-----------------------------------
Stanley G. Mortimer III


/s/ Stanley R. Rawn, Jr.                             Director                                      February 16, 1996
-----------------------------------
Stanley R. Rawn, Jr.


/s/ Eric M. Reynolds                                 Director                                      February 16, 1996
-----------------------------------
Eric M. Reynolds



Signature                                            Title                                         Date
---------                                            -----                                         ----


                                                     Director
-----------------------------------
John Spencer



/s/ John V. Tunney                                   Director                                      February 16, 1996
-----------------------------------
John V. Tunney



       STATEMENT OF DIFFERENCES
       ------------------------
The registered trademark symbol shall be expressed as 'r'

                                  EXHIBIT INDEX



                                                                                                       Sequentially
     Exhibit                                        Description                                        Numbered Page
     -------                                        -----------                                        -------------

        4          Instruments defining the rights of securityholders, including indentures:


                   (A)    Articles  of  Incorporation,   as  amended,  filed  as
                          Exhibit 3(A) to the Registrant's Annual Report on Form
                          10-K for the fiscal year ended  December 31, 1993, and
                          which Exhibit is incorporated herein by reference.

                   (B)    By-Laws,  filed as  Exhibit  3(b) to the  Registrant's
                          Annual  Report on Form 10-K for the fiscal  year ended
                          December 31, 1992, and which Exhibit is incorporated herein by reference.

       5.1         Opinion of Zimet, Haines, Friedman & Kaplan

      23.1         Consent of Arthur Andersen LLP.

      23.2         Consent of Zimet, Haines, Friedman & Kaplan
                   (included in the opinion filed as Exhibit No. 5)

      24.1         Power of Attorney (see page II-4 of this Registration Statement)


